     As filed with the Securities and Exchange Commission on August 7, 2001
                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                   __________

                                    FORM S-8
                             REGISTRATION STATEMENT

                                     Under
                           The Securities Act of 1933
                                   __________

                         JACOBS ENGINEERING GROUP INC.
               (Exact name of issuer as specified in its charter)
                                  ___________

                  Delaware                        95-4081636
       (State of Incorporation)       (I.R.S. Employer Identification No.)

                           1111 South Arroyo Parkway
                           Pasadena, California 91105
          (Address of principal executive offices, including zip code)
                                   __________

                         JACOBS ENGINEERING GROUP INC.
                      GLOBAL EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)
                                   __________

                              JOHN W. PROSSER, JR.
                           1111 South Arroyo Parkway
                           Pasadena, California 91105
                                 (626) 578-3500
           (Name, address and telephone number of agent for service)

                                With a copy to:
                                PETER F. ZIEGLER
                          Gibson, Dunn & Crutcher LLP
                             333 South Grand Avenue
                         Los Angeles, California 90071
                                 (213) 229-7000

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                               Proposed maximum      Proposed maximum
                                               Amount being     offering price      aggregate offering           Amount of
  Title of Securities being registered          registered        per unit*               price*              registration fee
------------------------------------------------------------------------------------------------------------------------------

Common Stock, $1.00 par value............         300,000          $50.88               $15,264,000                $3,816
==============================================================================================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the common stock of Jacobs Engineering Group Inc. as reported in the New York Stock Exchange composite transactions report for August 6, 2001.

                                   __________

     This Registration Statement also covers such indeterminable number of additional shares of common stock as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     Information for this Item is included in the documents distributed to employees who are eligible to participate in the Plan.

Item 2.  Registrant Information and Employee Plan Annual Information

     Information for this Item is included in the documents distributed to employees who are eligible to participate in the Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     We are incorporating by reference the information we file with the Commission, which means that we are disclosing important information to you by referring you to those documents. Specifically, we incorporate by reference the following documents:

     (1) The Annual Report on Form 10-K of the Company for the year ended September 30, 2000;

     (2) The Quarterly Reports on Form 10-Q of the Company for the quarters ended December 31, 2000 and March 31, 2001; and

     (3) The description of the Company's common stock contained in a registration statement we filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All the documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document modifies or replaces such statement. Any such statement so modified or superseded cannot be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The Company is a Delaware corporation. Article 15 of the Company's Certificate of Incorporation provides that the officers and directors of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as amended from time to time (the "DGCL"). Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer has no reasonable cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which such director or officer has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(c) further provides that (i) to the extent that a director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Subsection (e) of Section 145 requires an undertaking by or on behalf of such director or officer to repay any such expenses advanced to such director or officer by the corporation if the director or officer receiving such amount is ultimately determined not to be entitled to indemnification.

     Indemnification provided for by Section 145 is not to be deemed exclusive of any other rights to which the indemnified party may be entitled. Section 145 permits the Company to maintain insurance on behalf of a director or officer against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liabilities under Section 145.

     Article 14 of the Company's Certificate of Incorporation provides that, to the fullest extent permitted under the DGCL, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except that Article 14 shall not eliminate or limit a director's liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction for which the director derived an improper benefit. Article 14 further provides that if the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended from time to time. Article 14 further provides that any repeal or modification of Article 14 shall not increase the personal liability of any director of the Company for any act or occurrence taking place prior to such repeal or modification or otherwise adversely affect any right or protection of a director of the Company existing at the time of the repeal or modification.

     Article 15 of the Company's Certificate of Incorporation provides that the Company shall indemnify to the fullest extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he or she, his or her testator or intestate, is or was a director or officer of the Company or by reason of the fact that such director or officer, at the request of the Company, is or was serving in any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

     The Company may, from time to time, maintain a policy, or policies, of directors' and officers' liability insurance which insures directors and officers against the cost of defense, settlement or payment of claims and judgments under certain circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. List of Exhibits

*4.1  Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan.

*4.2 Trust Deed, between Jacobs Engineering Group Inc., Jacobs Engineering U.K. Limited and another, as Trustee, relating to the Company's Global Employee Stock Purchase Plan, in substantially the form filed herewith.

 4.3 Certificate of Incorporation of the Company. Filed as Exhibit 3.1 to the Company's Quarterly Report on Form 1O-Q for the period ended June 30, 1995, as amended pursuant to the Schedule 14A filed January 9, 2001 and incorporated herein by reference.

 4.4 Bylaws of the Company. Filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the period ended September 30, 1999 and incorporated herein by reference.

 4.5 Amended and Restated Rights Agreement, amended and restated as of December 20, 2000 by and between the Company and Mellon Investor Services LLC, as Rights Agent. Filed as Exhibit 1 to the Company's Form 8-A/A filed on December 22, 2000 and incorporated herein by reference.

*5    Opinion of Gibson, Dunn & Crutcher LLP.

*23.1 Consent of Ernst & Young LLP, independent auditors.

*23.2 Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).

*24   Power of Attorney (included on page 6 of this Registration Statement).
---------------
* Filed herewith.

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

(1) To file, during the period in which offers or sales are being made, a post effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan and the expiration of all options granted thereunder.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on the 26th day of July, 2001.

                                       JACOBS ENGINEERING GROUP INC.



                                       By:     /s/ Noel G. Watson
                                          ______________________________
                                                 (Noel G. Watson)
                                                     President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under "SIGNATURES" constitutes and appoints Noel G. Watson, William C. Markley, III and John W. Prosser, Jr., his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                Signature                              Title                  Date
                ---------                              -----                  ----

           /s/ Noel G. Watson               Director and Principal        July 26, 2001
__________________________________________  Executive Officer
             (Noel G. Watson)

           /s/ Joseph J. Jacobs
__________________________________________  Director                      July 26, 2001
            (Joseph J. Jacobs)

           /s/ Richard E. Beumer
__________________________________________  Director                      July 26, 2001
            (Richard E. Beumer)

           /s/ Peter H. Dailey
__________________________________________  Director                      July 26, 2001
             (Peter H. Dailey)

           /s/ Robert C. Davidson, Jr.
__________________________________________  Director                      July 26, 2001
         (Robert C. Davidson, Jr.)

           /s/ Robert B. Gwyn
__________________________________________  Director                      July 26, 2001
              (Robert B. Gwyn)

                Signature                              Title                  Date
                ---------                              -----                  ----
            /s/  Linda K. Jacobs
__________________________________________  Director                      July 26, 2001
              (Linda K. Jacobs)

        /s/ James Clayburn LaForce
__________________________________________  Director                      July 26, 2001
          (James Clayburn LaForce)

           /s/ Dale R. Laurance
__________________________________________  Director                      July 26, 2001
             (Dale R. Laurance)

         /s/ Linda Fayne Levinson
__________________________________________  Director                      July 26, 2001
           (Linda Fayne Levinson)

           /s/ Benjamin F. Montoya
__________________________________________  Director                      July 26, 2001
            (Benjamin F. Montoya)

             /s/ David M. Petrone
__________________________________________  Director                      July 26, 2001
              (David M. Petrone)

           /s/ James L. Rainey, Jr.
__________________________________________  Director                      July 26, 2001
            (James L. Rainey, Jr.)

           /s/ John W. Prosser, Jr.
__________________________________________  Principal Financial Officer   July 26, 2001
            (John W. Prosser, Jr.)

            /s/ Nazim G. Thawerbhoy
__________________________________________  Principal Accounting Officer  July 26, 2001
             (Nazim G. Thawerbhoy)